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                                                                 Exhibit 10.31





                           RECAPITALIZATION AGREEMENT


                                      AMONG


                      KELSO INVESTMENT ASSOCIATES VI, L.P.

                                   KEP VI, LLC

                              KEY COMPONENTS, INC.

                               THE SHAREHOLDERS OF

                              KEY COMPONENTS, INC.

                                       AND

                               SGC PARTNERS II LLC





                                   May 8, 2000


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                           RECAPITALIZATION AGREEMENT

      Agreement entered into as of May 8, 2000, by and among Kelso Investment Associates VI, L.P., a Delaware limited partnership ("KIA"), KEP VI, LLC, a Delaware limited liability company ("KEP" and together with KIA, the "Buyers"), Key Components, Inc., a New York corporation ("KCI"), John S. Dyson, Charles S. Dyson 1976 Trust, Charles S. Dyson 1968 Trust, Margaret Dyson 1968 Trust, Clay
B. Lifflander, Clay B. Lifflander, custodian for Olivia Lee Lifflander under the New York U/G/M/A, Clay B. Lifflander, custodian for Hudson Bennett Lifflander under the New York U/G/M/A, Alan L. Rivera, David H. Bova, George Scherer, Robert B. Kay, Augustus M. Boucher, Jerome J. Lande, Frank Ahlbin, John Ekegren, Michael Colecchi, Keith A. McGowan, J. Marty O'Donohue, Cornell University, Middlesex School, Hudson River Museum of Westchester and Dances Patrelle Inc. (individually, a "KCI Seller," and collectively, the "KCI Sellers"), and SGC Partners II LLC, a Delaware limited liability company ("SG"). The Buyers, KCI, the KCI Sellers and SG are referred to collectively herein as the "Parties."

      The KCI Sellers in the aggregate own all of the outstanding capital stock of KCI. SG owns all of the outstanding capital stock of Keyhold, Inc., a Delaware corporation ("Keyhold"). KCI and Keyhold own all of the outstanding shares of Key Components, LLC, a Delaware limited liability company ("KCLLC").

      This Agreement contemplates (a) the recapitalization of KCI and the exchange by each of the KCI Sellers of a portion of his or its KCI Common Shares (defined below) for KCI Preferred Shares (defined below); (b) the contribution by SG to KCI of all of SG's Keyhold Shares (defined below) in exchange for KCI Preferred Shares; (c) the sale by the KCI Sellers and SG to Buyers of all of their KCI Preferred Shares for cash; and (d) the sale and issuance by KCI of KCI Preferred Shares to Buyers.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including without limitation those arising from third party claims, and including court costs and reasonable attorneys' fees and expenses, including those enforcing the provisions of Section 8; provided, that when used with reference to amounts recoverable as the result of any breach of a representation, warranty or covenant contained in this Agreement, Adverse Consequences shall not include amounts recoverable solely as lost savings, incidental damages, indirect damages, special damages or punitive damages.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Allocable Portion" means with respect any KCI Seller that percentage of the total number of KCI Shares sold by all KCI Sellers hereunder which is sold by such KCI Seller, except for certain charitable donees where, as set forth on Schedule A, the donor will bear such charitable donee's Allocable Portion. The Allocable Portion of each KCI Seller shall be set forth in Schedule A.

      "Ancillary Documents" means the Certificate of Amendment to the Certificate of Incorporation in the form of Exhibit A, the Shareholders Agreement, the Registration Rights Agreement; the Option Holders Agreements, the SAR Holders Agreement, the Escrow Agreement and the Advisory Agreement.

      "Buyers" has the meaning set forth in the preface above.

      "Cash" means cash and cash equivalents, including bank deposits, money market investments with maturities of less than 30 days and amounts held in escrow pursuant to the Inverter Group Agreement. Cash excludes cash that relates to, and would not be held but for, the transactions contemplated by this Agreement, including the exercise price of Options exercised on the Closing Date and taxes withheld from Optionees and SAR Holders. Cash does not include amounts owed to former shareholders of Valley Forge Corporation.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Environmental Claims" refers to any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority or any third party to any of KCI and its Subsidiaries or any Predecessor in Interest involving violations or alleged violations of Environmental, Health and Safety Requirements or Releases of Hazardous Materials.

      "Environmental, Health, and Safety Requirements" shall mean all applicable foreign, federal, state and local statutes, regulations, rules, judgments, orders ordinances and other requirements of law (including common law) concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agreement" means the escrow agreement among the KCI Sellers and the Buyers in the form of Exhibit D-3.

      "Estimation Period" shall have the meaning set forth in the Indenture.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Hazardous Materials" means any substance, chemical, compound, product, pollutant, contaminant or material that is classified or regulated as "hazardous" or "toxic" pursuant to any



                                      -2-
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Environmental, Health and Safety Requirements, including asbestos, polychlorinated biphenyls, petroleum products or by-products and urea-formaldehyde insulation.

      "Indebtedness" means the aggregate (without duplication) of (i) the principal amount of indebtedness for borrowed money; (ii) the principal amount of obligations evidenced by bonds, debentures, notes or similar instruments;
(iii) capitalized lease obligations, determined in accordance with GAAP consistently applied; and (iv) the amount of any guarantees of Indebtedness of third parties; provided, that in determining Indebtedness of KCI and its Subsidiaries at May 31, 2000, Indebtedness shall include the amount, if any, that would be payable under the note described in ss.5(g) if the Tax Amounts for the taxable period ending on the Closing Date were equal to (x) the estimated taxable income of KCI for such period times (y) the Tax Percentage (as defined in the Indenture).

      "Indenture" means the Indenture, dated as of May 28, 1998, as amended, among KCLLC, Key Components Finance Corp. and United States Trust Company of New York, as Trustee.

      "Intellectual Property" means United States and foreign trademarks, service marks, trade names, trade dress, domain names, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulas, trade secrets, know-how, ideas, manufacturing and production processes and techniques, technical data, confidential information, software, firmware, mask works and other semiconductor chip rights and applications, registrations and renewals thereof, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

      "Inverter Group Agreement" means the Stock Purchase Agreement, dated as of February 24, 2000, among Trace Holdings LLC, KCLLC and KCLLC Holdings, Inc.

      "Keyhold" means Keyhold, Inc., a Delaware corporation.

      "Keyhold Share" means a share of capital stock of Keyhold.

      "Knowledge of the KCI Sellers" means the actual knowledge of Clay B. Lifflander, Robert B. Kay, Alan L. Rivera or Keith A. McGowan, after inquiry of the Presidents of each of the Subsidiaries of KCI, or the actual knowledge after reasonable inquiry of the Presidents of each of the Subsidiaries of KCI.

      "KCI" has the meaning set forth in the preface above.

      "KCI Common Share" means a share of the common stock, par value $.001, of KCI.

      "KCI Preferred Share" means a share of the preferred stock of KCI issued pursuant to ss.2A(a).

      "KCI Sellers" has the meaning set forth in the preface above.

      "KCI Share" means a KCI Common Share or a KCI Preferred Share.

      "KCLLC" has the meaning set forth in the preface above.



                                      -3-
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      "KCLLC Share" means a share of equity, regardless of class, of KCLLC.

      "Material Adverse Effect" means any change in or effect on KCI or any of its Subsidiaries or any of their businesses or operations that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties, assets, liabilities, financial condition or results of operations of KCI and its Subsidiaries taken as a whole or (ii) the ability of the Parties to perform their material obligations under this Agreement or any of the Ancillary Documents.

      "Net Debt" means the excess of Indebtedness over the sum of (a) Cash, (b) any amounts described in ss.10(l) paid on or before May 31, 2000 and (c) bank fees, consent fees and other extraordinary expenses paid on or before May 31, 2000 that relate to, and would not have been paid or incurred but for, the transactions contemplated by this Agreement, including up to $500,000 in bonuses payable to management contingent upon the consummation of the transactions contemplated hereby.

      "Net Debt Decrease" means the amount by which $118,900,000 exceeds the Net Debt of KCI and its Subsidiaries at May 31, 2000, as finally determined pursuant to ss.2(f), provided, that the amount of Net Debt Decrease shall not exceed $7,000,000, and provided, further, that not more than $3,500,000 of the Net Debt Decrease shall be attributable to cash derived in the Ordinary Course of Business and not more than $3,500,000 of the Net Debt Decrease shall be attributable to extraordinary events and then if and only to the extent Buyers and the Requisite Sellers agree that such extraordinary event should impact Net Debt Decrease.

      "Net Debt Increase" means the amount by which the Net Debt of KCI and its Subsidiaries at May 31, 2000 as finally determined pursuant to ss.2(f) exceeds $118,900,000, provided, that the amount of Net Debt Increase shall not exceed $6,800,000.

      "Optionee Agreement" means an agreement between an Optionee and KCI in the form of Exhibit E. .

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Permitted Quarterly Tax Distribution" shall have the meaning set forth in the Indenture.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Quarterly Tax Distributions" shall have the meaning set forth in the Indenture.

      "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, dumping, or disposing.

      "Requisite KCI Sellers" means KCI Sellers holding a majority in interest of KCI Common Shares as set forth in Schedule A.



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      "Registration Rights Agreement" means the agreement in the form of Exhibit
D-2.

      "SAR Holder Agreement" means an agreement between an SAR Holder and KCI in the form of Exhibit F.

      "Security Interest" means any mortgage, pledge, escrow, lien, claim, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements.

      "Sellers" means the KCI Sellers and SG.

      "Shareholders Agreement" means the agreement in the form of Exhibit D-1.

      "Subsidiary" means any corporation or other entity (i) with respect to which a specified Person (or a Subsidiary thereof) owns directly or indirectly a majority of the common stock or other ownership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement in relation to Taxes, including any schedule or amendment thereto.

      "Tax Amount" shall have the meaning set forth in the Indenture.

      "Taxes" means all income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, property and windfall profits taxes, and all other taxes and similar governmental charges, together with any interest and any penalties, additions to tax or additional amounts applicable thereto.

      "True-Up Amount" shall have the meaning set forth in the Indenture.

      The following additional terms are defined in the indicated Section:

            Term                              Definition
            ----                              ----------
      Acquisition or Divestiture Agreement      ss.4(n)
      Adjustment Date                           ss.2(f)
      Base Tax Indemnity                        ss.8(b)(iv)
      Closing                                   ss.2A(e)
      Closing Date                              ss.2A(e)
      Contracts                                 ss.4(n)
      Disclosure Schedule                       ss.4
      Draft Net Debt Statement                  ss.2A(f)
      Employee                                  ss.4(r)
      Employee Agreement                        ss.4(r)
      Exchange                                  ss.2(b)
      Exchange Act                              ss.4(g)



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      Financial Statements                      ss.4(g)
      General Adverse Consequences              ss.8(b)(i)
      General Indemnity Deductible              ss.8(b)(i)
      Indemnified Party                         ss.8(d)
      Indemnifying Party                        ss.8(d)
      KCI Contracts                             ss.4(n)
      Legal Requirements                        ss.4(i)
      Most Recent Financial Statements          ss.4(g)
      Most Recent Fiscal Month End              ss.4(g)
      Most Recent Fiscal Year End               ss.4(g)
      Optionee                                  ss.2A(h)
      Options                                   ss.2A(h)
      Purchase Price                            ss.2A(b)
      Recapitalization                  ss.2(a)
      SAR                                       ss.2A(h)
      SAR Holder                                ss.2A(h)
      Securities Act                            ss.4(g)
      SEC Documents                             ss.4(g)
      SG Documents                              ss.3A(d)(i)
      SG Payment                                ss.2A(c)
      Third Party Claim                         ss.8(d)

      2.  Preliminary Transactions.

            (a) Recapitalization. Immediately prior to the Closing:

            (i) KCI shall file with the Secretary of State of the State of New York a Certificate of Amendment of Certificate of Incorporation in the form of Exhibit A hereto, pursuant to which KCI shall be authorized to issue 1,100,000 KCI Preferred Shares; and

            (ii) Each of the KCI Sellers shall exchange (the "Recapitalization") the number of KCI Common Shares so indicated on Schedule A hereto for an equal number of KCI Preferred Shares.

            (b) Exchange of Keyhold Shares. Immediately prior to the Closing:

            (i) SG shall sell, assign, transfer and deliver to KCI all of the issued and outstanding Keyhold Shares, and KCI in exchange therefor (the "Exchange") shall issue and deliver to SG, 137,931 KCI Preferred Shares.

      2A. Purchase and Sale of Company Shares.

            (a)  Basic Transaction.

            (i) On and subject to the terms and conditions of this Agreement, the Buyers jointly and severally agree to purchase from each of the KCI Sellers, and each of the KCI Sellers agrees to sell to the Buyers, all of his or its KCI Preferred Shares for the consideration specified below in this ss.2. Schedule A attached hereto sets forth the number of KCI Preferred Shares held by each of the Sellers immediately after the consummation of the Recapitalization and the Exchange and immediately before the purchase and sale pursuant to this ss.2.

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

            (ii) On and subject to the terms and conditions of this Agreement, the Buyers jointly and severally agree to purchase from SG, and SG agrees to sell to the Buyers, all of SG's KCI Preferred Shares for the consideration specified below in this ss.2.

            (iii) On and subject to the terms and conditions of this Agreement, the Buyers jointly and severally agree to purchase from KCI, and KCI agrees to issue and sell the Buyers, the number of KCI Preferred Shares indicated on Schedule A hereto.

            (b) Purchase Price. The purchase price for each KCI Share ("Purchase Price") shall be $114.82, subject to adjustment as provided in ss.2(g), below.

            (c) Payments at Closing. On and subject to the terms and conditions of this Agreement, Buyers agree to pay to each of the KCI Sellers, SG and KCI at the Closing by wire transfer or delivery of other immediately available funds the consideration set forth above for the KCI Preferred Shares.

            (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing" ) shall take place at the offices of RubinBaum, LLP, 30 Rockefeller Plaza, New York, New York 10112 commencing at 9:00 a.m. local time on May 15, 2000 or such other date as the Buyer and the Requisite KCI Sellers may mutually determine (the "Closing Date").

            (e) Deliveries at the Closing. At the Closing, (w) the KCI Sellers, SG and KCI will deliver to the Buyers the various certificates, instruments, and documents referred to in ss.7(a) below, (x) the Buyers will deliver to the KCI Sellers, SG and KCI the various certificates, instruments, and documents referred to in ss.7(b) below, (y) each of the KCI Sellers, SG and KCI will deliver to the Buyers stock certificates representing the number of KCI Preferred Shares set forth on Schedule A, in the case of the KCI Sellers and SG endorsed in blank or accompanied by duly executed assignment documents, and (z) the Buyers will deliver to the KCI Sellers, SG and KCI the consideration specified in ss.2(c), above.

            (f) Determination of Net Debt at May 31, 2000. Not later than June 15, 2000, KCI shall prepare and deliver to the Buyers a statement ("Draft Net Debt Statement") setting forth the Net Debt of KCI and its Subsidiaries at May 31, 2000. If the Buyers have any objections to the Draft Net Debt Statement, they will deliver a statement describing their objections to the KCI Sellers within 10 days after receiving the Draft Net Debt Statement. The Purchasers and the Requisite KCI Sellers will use reasonable efforts to resolve any such objections themselves. If they do not obtain a final resolution within 5 days after the KCI Sellers have received the statement of objections, however, the Buyers and the Requisite KCI Sellers will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Buyer and the Requisite KCI Sellers are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties and not subject to appeal. The fees and expenses of such accounting firm will be paid by KCI. The date on which the Net Debt of KCI and its Subsidiaries at May 31, 2000 is finally determined is referred to as the "Adjustment Date."



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            (g) Adjustment of Purchase Price. The Purchase Price shall be adjusted as set forth in Schedule B based on the amount of Net Debt Decrease or Net Debt Increase, provided, however, that the Purchase Price as so adjusted shall not be less than $110.

            (h)  Options and SARs.

            (i) Except as set forth on Schedule A, all outstanding stock options ("Options") shall remain outstanding in accordance with their terms. Schedule A sets forth the number of Options which will be exercised by KCI Sellers on the Closing. Each holder of an Option ("Optionee") that has executed this Agreement as a KCI Seller agrees to exercise such Options as to the number of KCI Common Shares set forth on Schedule A, to pay the related Option Withholding Taxes (as defined on Schedule A), to exchange such KCI Common Shares for KCI Preferred Shares in the Recapitalization, to sell such KCI Preferred Shares pursuant to ss.2, to become a party to the Escrow Agreement and to deposit with the escrow agent thereunder the property described therein and to become a party to the Shareholders Agreement and the Registration Rights Agreement. As soon as practicable after the date hereof KCI will approach Optionees who are not KCI Sellers and request that they agree to become parties to the Shareholders Agreement and Registration Rights Agreement.

            (ii) KCI shall grant each holder ("SAR Holder") of stock appreciation rights ("SARs") the right to surrender all of his SARs in exchange for a cash payment equal to the amount that would be payable upon exercise of such SARs, provided that such SAR Holder purchases from KCI at the Closing at the Purchase Price (as adjusted pursuant to ss.2(g)) that number of newly issued KCI Common Shares as shall equal the quotient of (A) either (1) 50% or (2) 75%, as determined by such SAR Holder at the time of exercise, of 55% of the amount of such cash payment (without regard to taxes required to be withheld therefrom) divided by (B) the Purchase Price (prior to adjustment pursuant to ss.2(g)). Such right shall be exercisable on the Closing by the execution and delivery of an SAR Holders Agreement prior to the Closing. Net payments to be made to such SAR Holders shall be determined pursuant to Schedule A and Schedule B and made within ten (10) days after the Adjustment Date.

      3.  Representations and Warranties Concerning the Transaction.

            (a) Representations and Warranties of the KCI Sellers. Each of the KCI Sellers represents and warrants to the Buyers and SG that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself or itself.

            (i) Authorization of Transaction. The KCI Seller has full power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform his or its obligations hereunder and thereunder. This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of the KCI Seller, enforceable in accordance with its terms and conditions. The KCI Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. If the KCI Seller is an entity or a trust, such KCI Seller is validly existing and the execution, delivery and performance by such KCI Seller of this Agreement have been duly authorized.



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            (ii) Noncontravention. Neither the execution and the delivery of this Agreement and the Ancillary Documents to which such KCI Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the KCI Seller is subject or any provision of its organizational documents, if any, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the KCI Seller is a party or by which he or it is bound or to which any of his or its assets is subject, or (C) result in the creation or imposition of any Security Interest on the KCI Preferred Shares or any assets of any of KCI and its Subsidiaries.

            (iii) Brokers' Fees. The KCI Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyers or any of KCI and its Subsidiaries could become liable or obligated.

            (iv) KCI Shares. The KCI Seller holds of record and owns beneficially, and immediately after the consummation of the Recapitalization the KCI Seller will hold of record and own beneficially, the number of KCI Common Shares and KCI Preferred shares, respectively, set forth next to his or its name on Schedule A, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth on ss.4(b) of the Disclosure Schedule, the KCI Seller is not a party to any agreement, whether written or oral, relative to its equity interests in KCI or its Subsidiaries, including, without limitation, any option, warrant, purchase right, or other contract or commitment that could require the KCI Seller to sell, transfer, or otherwise dispose of any capital stock of KCI (other than this Agreement) or any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of KCI.

            (b) Representations and Warranties of the Buyers. The Buyers jointly and severally represent and warrant to the KCI Sellers and SG that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)).

                  (i) Organization of the Buyers. Each of the Buyers is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Each of the Buyers has full power and authority (including full limited partnership power and authority) to execute and deliver this Agreement, the Shareholders Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of the Buyers, enforceable in accordance with its terms and conditions. The Buyers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention, Neither the execution and the delivery of this Agreement, the Shareholders Agreement and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Buyer is subject or any provision of its limited partnership agreement or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. Neither Buyer has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any KCI Seller could become liable or obligated.

                  (v) Investment. The Buyers are not acquiring KCI Shares with a present view to any sale or distribution thereof within the meaning of the Securities Act.

                  (vi) Financing. The Buyers have funds (or have available commitments from creditworthy financial institutions to provide funds) required to pay the Purchase Price and consummate the transactions contemplated hereby.

                  (vii) Disclaimer of other Representations and Warranties of SG. The Buyers acknowledge and agree that SG is not making, and has not made, any representations or warranties, express or implied, in respect of any of KCI and its Subsidiaries or any of their respective businesses, operations, assets or liabilities, and that neither Buyer may make any claim against SG or any of its Affiliates in respect of any of (x) KCI and its Subsidiaries or any of their respective businesses, operations, assets or liabilities or (y) any breach of any representation, warranty, covenant or agreement of any of the Parties (other than SG).

            3A.  Representations and Warranties of SG

            SG represents and warrants to KCI, the KCI Sellers and the Buyers that the statements contained in this ss.3A are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3A).

            (a) Authorization of Transaction. Each of SG and Keyhold is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. SG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered constitutes the valid and legally binding obligation of SG, enforceable against SG in accordance with its terms and conditions. SG need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SG or Keyhold is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SG or Keyhold is a party or by which either of them is bound or to which any of his or its assets is subject, or (C) result in the creation or imposition of any Security Interest on SG's Keyhold Shares, Keyhold's KCLLC Shares or any assets of SG or Keyhold.

            (c) Brokers' Fees. Neither SG nor Keyhold has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyers could become liable or obligated.

            (d)  Keyhold Shares and KCI Shares

            (i) The entire authorized capital stock of Keyhold consists of 1,000 Keyhold Shares, of which 100 Keyhold Shares are issued and outstanding and no Keyhold Shares are held in treasury. All of the issued and outstanding Keyhold Shares have been duly authorized, are validly issued, fully paid, and nonassessable. SG holds of record and owns beneficially 100 Keyhold Shares, and immediately after the consummation of the Exchange will hold of record and own beneficially 137,931 KCI Preferred shares, in each case free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. SG is not a party to any option, warrant, purchase right, or other contract or commitment that could require SG to sell, transfer, or otherwise dispose of any capital stock of Keyhold (other than this Agreement and the agreements referred to in ss.7(a)(xi) (the "SG Documents"). Except for the SG Documents, SG is not a party to any agreement, whether written or oral, relative to its equity interests in KCI or its Subsidiaries, including any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of KCI. Except as set forth in the SG Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Keyhold to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Keyhold.

            (ii) Keyhold holds of record and owns beneficially 137,931 KCLLC Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands (other than in each case those set forth in the SG Documents). Except for the SG Documents, Keyhold is not a party to any agreement, whether written or oral, relative to its equity interests in KCI or its Subsidiaries, including any option, warrant, purchase right, or other contract or commitment that could require Keyhold to sell, transfer, or otherwise dispose of any of KCLLC Shares or any voting trust, proxy, or other agreement or understanding with respect to the voting of KCLLC Shares.

            (e) Business of Keyhold. Keyhold was organized on August 10, 1999 and has never engaged in any business or activity, other than the purchase and holding of KCLLC Shares. Keyhold is not and has never been a party to, bound by or subject to any agreement except the SG Documents. Keyhold has no liabilities of any kind, known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except for liability for Taxes arising out of its ownership of KCLLC Shares.

            (f) The first taxable year of Keyhold will end July 31, 2000. Except with respect to Delaware corporate franchise tax, as of the date hereof, Keyhold has never filed any Tax Returns or paid any Taxes to any Tax authorities. Keyhold is not currently the beneficiary of any extension of time within which to file any Tax Return. SG will cause Keyhold promptly to pay to the appropriate Tax authorities all amounts paid by KCLLC to it for such purpose and to file all Tax Returns required to be filed where the due date (with valid extensions) is on or before the Closing Date, provided, however, that SG does not undertake to cause Keyhold to file any Tax Return requiring information concerning KCLLC so long as KCLLC shall not have furnished Keyhold with all such required information. All such Tax Returns shall be consistent in every material respect with information furnished to Keyhold by KCLLC for such purpose. Keyhold has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no material dispute or claim concerning any Tax liability of Keyhold either (A) claimed or raised by any authority in writing to Keyhold or (B) as to which SG has Knowledge based upon personal contact with any agent of such authority. Keyhold is not a party to any Tax allocation or sharing agreement. Keyhold has no liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

      4. Representations and Warranties Concerning KCI and Its Subsidiaries. The KCI Sellers represent and warrant to the Buyers that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the KCI Sellers to the Buyers on the date hereof (the "Disclosure Schedule").

            (a) Organization, Qualification, and Corporate Power. Each of KCI and its Subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of KCI and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of KCI and its Subsidiaries has full corporate or limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the assets and properties owned and used by it. ss.4(a) of the Disclosure Schedule lists the directors and officers of each of KCI and its Subsidiaries. KCI has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered and subject to approval of the shareholders of KCI has been authorized and constitutes the valid and legally binding obligation of KCI, enforceable in accordance with its terms and conditions. KCI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (b) Capitalization. The entire authorized capital stock of KCI consists of 5,000,000 KCI Common Shares, of which 1,098,776.78 KCI Common Shares are issued and outstanding and 16,428 are held in treasury. All of the issued and outstanding KCI Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective KCI Sellers as set forth in Schedule A. ss.4(b) of the Disclosure Schedule sets forth all outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require KCI to issue, sell, or otherwise cause to become outstanding or repurchase or redeem any of its capital stock and all outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to KCI. There are no contracts, commitments or agreements relating to the registration of the KCI Shares. Schedule A indicates for each KCI Seller the number of KCI Common Shares to be exchanged for KCI Preferred Shares in the Recapitalization. When issued in the Recapitalization and the Exchange in accordance herewith, all of the outstanding KCI Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable. All KCI Common Shares issuable upon conversion of the KCI Preferred Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement and the Ancillary Documents to which KCI is a party, nor the consummation of the transactions contemplated hereby and thereby, will breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any Security Interest of any nature whatsoever upon any of the properties or assets of KCI or any of its Subsidiaries under, (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of KCI and its Subsidiaries is subject or any provision of the charter, bylaws or other organic document of any of KCI and its Subsidiaries or (ii) any agreement, contract, lease, license, instrument, or other arrangement to which any of KCI and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except in the case of clause (ii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. None of KCI and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any third party in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Documents, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

            (d) Brokers' Fees. None of KCI and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (e) Title to Assets. KCI and its Subsidiaries have good title to, or a valid leasehold interest in, the properties and assets used by them, shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements. Such properties and assets, constitute all of the material properties, interests, assets and rights held for use or used in connection with the business and operations of KCI and its Subsidiaries and constitute all those necessary to continue to operate the business of KCI and its Subsidiaries consistent with current and historical practice and as presently contemplated to be conducted.

            (f) Subsidiaries. ss.4(f) of the Disclosure Schedule sets forth for each Subsidiary of KCI (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock or other ownership interest of each class, (iii) the number of issued and outstanding shares of each class of its capital stock or other ownership interest, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock or other ownership interest held in treasury. All of the issued and outstanding shares of capital stock or other ownership interest of each Subsidiary of KCI have been duly authorized and are validly issued, fully paid, and nonassessable. One of KCI and its Subsidiaries holds of record and owns beneficially all of the outstanding shares or other ownership interest of each Subsidiary of KCI. One of KCI and its Subsidiaries holds of record and owns beneficially all of the outstanding shares or other ownership interest of each Subsidiary of KCI, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of KCI and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other ownership interest of any of its Subsidiaries or that could require any Subsidiary of KCI to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other ownership interest. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of KCI. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock or other ownership interest of any Subsidiary of KCI. None of KCI and its Subsidiaries controls directly or indirectly or has any direct or indirect equity or other similar participation in any corporation, partnership, trust, joint venture, limited liability company or other business association which is not a Subsidiary of KCI. None of KCI or its Subsidiaries has any funding obligation in respect of Mastervolt International B.V.

            (g)  Financial Statements; SEC Documents

            (i)The Company has delivered to the Buyer the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997 and December 31, 1998 of KCI and its Subsidiaries and as of and for the fiscal year ended December 31, 1999 for KCLLC and its Subsidiaries (the "Most Recent Fiscal Year End"); and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the two months ended March 31, 2000 (the "Most Recent Fiscal Month End") for KCLLC and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with the books and records of KCI and its Subsidiaries and in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of KCI and its Subsidiaries as of such dates and the results of operations of KCI and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

            (ii) Since January 19, 1999, KCLLC has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the SEC's rules and regulations thereunder (collectively, the "SEC Documents"). The SEC Documents, including any financial statements or schedules included therein, at the time filed (or, if amended, at the time of such amended filing), or in the case of registration, statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (ii) did not at the time filed (or, if amended, at the time of such amended filing and, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (iii) Except as set forth on the Most Recent Financial Statements, or on ss.4(g) of the Disclosure Schedules, KCI and its Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due), except for liabilities and obligations incurred in the Ordinary Course of Business, or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, KCI has conducted its affairs only in the Ordinary Course of Business and there has not been, occurred or arisen any event, condition or state of facts of any character that individually or in the aggregate would be reasonably likely to have a Material Adverse Effect, whether or not arising in the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

                  (i) none of KCI and its Subsidiaries has sold, leased,
            transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (ii) none of KCI and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (iii) no party (including any of KCI and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled or failed to use reasonable business efforts to renew any material agreement, contract, lease, or license to which any of KCI and its Subsidiaries is a party or by which any of them is bound, nor has KCI or any of its Subsidiaries waived, released or assigned any material rights or claims thereunder;

                  (iv) none of KCI and its  Subsidiaries  has had  imposed any
            Security Interest upon any of its assets, tangible or intangible;

                  (v)  none  of  KCI  and  its   Subsidiaries   has  made  any
            material capital expenditures outside the Ordinary Course of Business or in excess of $100,000;

                  (vi) none of KCI and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business or in excess of $100,000;

                  (vii) none of KCI and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (viii) there has been no change made or authorized in the charter or bylaws or other organizational document of any of KCI and its Subsidiaries;

                  (ix) none of KCI and its Subsidiaries has issued, sold, or otherwise disposed of, or acquired, split, combined or reclassified, any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (x) except for permitted Quarterly Tax Distributions and True
            Up Amounts, none of KCI and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xi) none of KCI and its  Subsidiaries  has  experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xiii) none of KCI and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business or in excess of $100,000;

                  (xiv) none of KCI and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xv) none of KCI and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees in excess of $100,000 in the aggregate;

                  (xvi) none of KCI and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xvii)  none  of KCI  and  its  Subsidiaries  has  made  any
            other  material  change  in  employment   terms  for  any  of  its
            directors, officers, and employees;

                  (xviii) none of KCI and its Subsidiaries has changed any
            method of accounting or accounting practice, except for any such change required by GAAP or SEC rules and regulations;

                  (xix) none of KCI and its Subsidiaries has entered into any transaction, contract or arrangement with an Affiliate (other than KCI or any of its Subsidiaries), except transactions pursuant to contracts disclosed in ss.4(u) of the Disclosure Schedule;

                  (xx) none of KCI and its Subsidiaries has released any third party from or waived or consented to the nonperformance of any material obligation, except in the Ordinary Course of Business; and

                  (xxi) none of KCI and its Subsidiaries has committed to any of the foregoing.

            (i) Legal Compliance. Each of KCI and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and any filing requirements relating thereto, including laws and regulations relating to all building, fire, zoning, setback, and subdivision laws (collectively, "Legal Requirements"), and no written notices of violation of any Legal Requirements have been received, except where the failure to comply would not have a Material Adverse Effect. KCI and each of its Subsidiaries have obtained each permit, license and other authorization or approval necessary for each of them to own, lease or use any of their properties or assets, except for such licenses, certificates, permits and rights the absence of which would not individually or in the aggregate have a Material Adverse Effect (each, a "Permit"). Each such Permit currently is in full force and effect. To the Knowledge of the KCI Sellers, no default or violation, or event which with the passage of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

            (j)  Tax Matters.

                  (i) Each of KCI and its Subsidiaries has duly and timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes which are or may become payable by any of KCI and its Subsidiaries (whether or not shown on any Tax Return) have been duly and timely paid. None of KCI and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Each of KCI and each of its Subsidiaries has duly and timely withheld all taxes required to be withheld by it and such withheld taxes have been either duly and timely paid to the proper taxing authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper taxing authority.

                  (ii) There is no material dispute or claim concerning any Tax liability of any of KCI and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the KCI Sellers has Knowledge based upon personal contact with any agent of such authority. No Taxes of any of KCI or any of its Subsidiaries are currently under audit by any taxing authority.

                  (iii) KCI has delivered to the Buyers correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of KCI and its Subsidiaries since December 31, 1995. None of KCI and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. ss.4(j)(iii) of the Disclosure Schedule sets forth all taxable years of each of KCI and each of its Subsidiaries which remain open for federal income Tax purposes.

                  (iv) None of KCI and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of KCI and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code ss.280G. None of KCI and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of KCI and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of KCI and its Subsidiaries has any liability for the

      Taxes of any Person (other than any of KCI and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (v) The unpaid Taxes of KCI and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of KCI and its Subsidiaries in filing their Tax Returns.

                  (vi) For each taxable year since the formation of KCI, KCI has maintained a valid election under Section 1362(a) of the Code (as well as the equivalent provisions, if any, of all applicable state or local Tax statutes) to be treated as an "S corporation." KCLLC (i) is treated as a partnership for federal, state and local income Tax purposes and (ii) is not (nor has it ever been) treated as a "publicly traded partnership" or otherwise taxable as a corporation for any federal, state or local income Tax purposes.

            (k)  Real Property.

            (i) ss.4(k)(i) of the Disclosure Schedule lists the address and owner of all real property that any of KCI and its Subsidiaries owns. With respect to each such parcel of owned real property:

                  (A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for (i) installments of special assessments not yet delinquent, (ii) recorded easements, covenants, and other restrictions, and utility easements, and (iii) building and zoning restrictions, which in the case of (i), (ii) and (iii) would not have a Material Adverse Effect;

                  (B) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

                  (C) there are no outstanding options or rights of first
            refusal to purchase the parcel of real property, or any portion thereof or interest therein.

            (ii) ss.4(k)(ii) of the Disclosure Schedule lists all real property leased, subleased or licensed to (or otherwise occupied by, except for the owned real property) any of KCI and its Subsidiaries. The KCI Sellers have delivered to the Buyers correct and complete copies of the leases, subleases and licenses listed in ss.4(k)(ii) of the Disclosure Schedule (as amended to date). To the Knowledge of the KCI Sellers, each lease, sublease or license listed in ss.4(k)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable in accordance with its terms and in full force and effect. There exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to any default, in the performance by KCI or the applicable Subsidiary (or to the Knowledge of the KCI Sellers, the lessor thereunder), of any of its obligations under any lease, sublease or license, except for such defaults that would not have a Material Adverse Effect.

            (l)  Intellectual Property.

            (i) KCI and its Subsidiaries own or have rights to use the Intellectual Property currently used in their businesses for the purposes for which such Intellectual Property is currently used, except where the failure to have such rights would not have a Material Adverse Effect. None of KCI and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of KCI and its Subsidiaries has ever received, or to the Knowledge of the KCI Sellers been threatened with, any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or that any payment is due from KCI or any of its Subsidiaries with respect to any Intellectual Property. To the Knowledge of the KCI Sellers, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of KCI and its Subsidiaries in any material respect.

            (ii) ss.4(l)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of KCI and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of KCI and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which any of KCI and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The KCI Sellers have delivered to the Buyers correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). ss.4(l)(ii) of the Disclosure Schedule also identifies all other Intellectual Property owned by any of KCI and its Subsidiaries other than Intellectual Property which is licensed from a third party. With respect to each item of Intellectual Property required to be identified in ss.4(l)(ii) of the Disclosure Schedule:

                  (A) KCI and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (B)   the   item   is  not   subject   to  any   outstanding
            injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the KCI Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) none of KCI and its Subsidiaries has ever agreed to
            indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (iii) ss.4(l)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any of KCI and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. Except for off the shelf software used pursuant to shrink-wrap licenses, KCI has delivered to the Buyers correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property identified pursuant to the first sentence of this subdivision (iii):

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (B) none of KCI and its Subsidiaries, and to the Knowledge of
            KCI Sellers no other party to the license, sublicense, agreement, or permission, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (C) no  party  to the  license,  sublicense,  agreement,  or permission has repudiated any material provision thereof; and

                  (D) none of KCI and its Subsidiaries has granted any
            sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (iv) The trademarks and tradenames that are listed on ss.4(l)(ii) of the Disclosure Schedule have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or other filing offices, domestic or foreign, to the extent reasonably necessary or desirable to ensure protection under any applicable law, and such registrations, filings, issuances and other actions remain in full force and effect, in each case, to the extent material to the business or operations of KCI and its Subsidiaries taken as a whole. KCI and its Subsidiaries have taken all actions reasonably necessary in the relevant jurisdictions to ensure full protection of its Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law.

            (v) All software owned by KCI or any Subsidiary, firmware and hardware and, to the Knowledge of the KCI Sellers, the material software used in the business or operations of KCI and its Subsidiaries taken as a whole that contains or calls on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates (including leap year calculations) including and following January 1, 2000, except where the inability to do so would not have a Material Adverse Effect.

            (m) Tangible Assets. To the Knowledge of the KCI Sellers, the buildings, machinery, equipment, and other tangible assets that KCI and its Subsidiaries use on a regular basis are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

            (n) Contracts. ss.4(n) of the Disclosure Schedule lists all written and oral contracts and other written agreements, arrangements and understandings ("Contracts") to which any of KCI and its Subsidiaries is a party (i) the performance of which will involve consideration in excess of $100,000; (ii) which restrict KCI or any of its Subsidiaries from engaging in any line of business in any geographic area or competing with any person or entity or restricting the ability of KCI or any of its

Subsidiaries from acquiring equity securities of any Person; (iii) which are employment, consulting or severance contracts applicable to any employee, officer, director, consultant or stockholder of any of KCI and it Subsidiaries, other than which by its terms KCI or any of its Subsidiaries may terminate on not more than 60 days' notice without liability; (iv) which are acquisition, disposition, joint venture or similar agreements either not entered into in the Ordinary Course of Business or which include a continuing or contingent payment or indemnity obligation (any such payment or indemnity obligation being separately identified on the Disclosure Schedules) (each, an "Acquisition or Divestiture Agreement"); (v) is an evidence of any indebtedness for borrowed money of KCI or any of its Subsidiaries, including without limitation, any note, bond, mortgage, deed of trust, credit agreement, loan agreement, security agreement, or indenture; (vi) which is an intercompany agreement, including without limitation, any tax sharing, expense sharing, employee leasing or other similar agreement; (vii) which is a contract with any governmental entity, or
(viii) which is a management, administrative services or data processing Contract (the Contracts in clause (i)-(viii), collectively, the "KCI Contracts"). Except as set forth on ss.4(n) of the Disclosure Schedules, there are no continuing or contingent payment obligations under any Acquisition or Divestiture Agreement, and there are no outstanding indemnity claims under any Acquisition or Divestiture Agreement. KCI has made available to Buyer true and complete copies of all Acquisition or Divestiture Agreements entered into since April 1, 1992, together with all disclosure schedules thereto. KCI has delivered to the Buyers a correct and complete copy of each KCI Contract (as amended to date). With respect to each KCI Contract: (A) the KCI Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) none of KCI and its Subsidiaries is, and to the Knowledge of the KCI Sellers, no other party is, in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the KCI Contract; and
(C) none of KCI and its Subsidiaries has, and to the Knowledge of the KCI Sellers, no other party has, repudiated any material provision thereof.

            (o) Powers of Attorney. To the Knowledge of the KCI Sellers, there are no outstanding powers of attorney executed on behalf of any of KCI and its Subsidiaries.

            (p) Litigation. ss.4(p) of the Disclosure Schedule sets forth each instance in which any of KCI and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to, or to the Knowledge of the KCI Sellers, threatened to be made a party to, any action, claim, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial, administrative agency, department or instrumentality of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, claim, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect. To the Knowledge of the KCI Sellers, there is no reasonable basis for any such action, suit, claim, proceeding, hearing or investigation.

            (q)  Employee Benefits.

            (i) Generally. ss.4(q) of the Disclosure Schedule contains a true and complete list of each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA ("Employee Plan") that is maintained, contributed to, or required to be contributed to, for the benefit of any current or former employee, officer, independent contractor, agent or consultant working for KCI and its Subsidiaries ("Employee"), and each management, employment, severance or consulting agreement or contract between the Seller and any Employee ("Employee Agreement"). The KCI Sellers have provided to the Buyers prior to the Closing true and complete copies of all documents, if any, embodying each Employee Plan and Employee Agreement, including all amendments thereto; the three most recent annual reports filed (Form 5500 Series with applicable schedules) with respect to each Employee Plan required under ERISA; the most recent summary plan description, if any, with respect to each Employee Plan required under ERISA; and the most recent favorable determination letter from the IRS, if applicable, with respect to each Employee Plan.

            (ii) Qualified Plans. Each Employee Plan that is intended to be qualified under the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan and related trust are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively; no such determination letter has been revoked, nor to the Knowledge of the KCI Sellers, has revocation been threatened. To the Knowledge of the KCI Sellers, nothing has occurred or is expected to occur that would adversely affect the qualified status of such Employee Plan or any related trust subsequent to the issuance of such determination letter.

            (iii) Compliance. Each of KCI and its Subsidiaries has performed in all material respects all obligations required to be performed under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA, nor a multiemployer plan within the meaning of Section 3(37) of ERISA, and the none of KCI or its Subsidiaries has any liability with respect to any such plan as a result of having been treated as part of a "single employer" within the meaning of Section 414(b), (c), (m),
(n) and (o) of the Code, nor is there any basis for such liability being imposed. There are no investigations, claims, suits, or proceedings pending, or, to the Knowledge of the KCI Sellers, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or the assets of any Employee Plan, and to the Knowledge of the KCI Sellers, there are no facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. All premiums required by any Employee Plan have been paid thereunder; all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any Employee been paid when due or accrued on the books of KCI and its Subsidiaries; all contributions due to and payments from, the Employee Plans that may have been required to be made have been made. No "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA has occurred with respect to any Employee Plan.

            (iv) No Post-Employment Obligations. None of KCI and its Subsidiaries maintain or contribute to any Employee Plan which provides, or has any liability to provide, life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) to any Employee upon his or her retirement or termination of employment, except as may be required by statute.

            (v) COBRA. Each "group health plan" within the meaning of Section 4980B(g)(2) of the Code maintained by KCI and its Subsidiaries has been administered in good faith in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), as set forth at Section 4980B of the Code and any regulations promulgated or proposed thereunder.

            (vi) Effect of Transaction. Except as set forth on ss.4(q) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any Employee Plan or Employee Agreement that will or may result in any payment, upon a change in control or otherwise, whether of severance, accrued vacation, or otherwise, acceleration, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Seller or any of its Affiliates with respect to any Employee as a result of the transactions contemplated hereby will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (vii) Employment Matters. KCI and its Subsidiaries (i) are in compliance with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on KCI and its Subsidiaries taken as a whole; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Employees.

            (viii) Deferred Benefit Plans. With respect to any defined benefit plan of KCI and its Subsidiaries, there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of such defined benefit plan, and there has been no request for or receipt of any funding waiver from the Internal Revenue Service. Neither KCI nor any entity with which it either is or would be considered a "single employer" has incurred or reasonably expects to incur any Liabilities under Title IV of ERISA with respect to any such defined benefit plan. No "reportable event," within the meaning of Section 4043(b) of ERISA, has occurred with respect to any such defined benefit plan. As of December 31, 1998, no such defined benefit plan had any amount of "unfunded benefit liability," within the meaning of Section 4001(a)(18) of ERISA, and termination of any such defined benefit plan has not resulted and will not result in any liability to KCI or any of its Subsidiaries or any entity with which either is or would be considered a "single employer."

            (r)  Environmental, Health, and Safety Matters.

            (i) KCI and its Subsidiaries are currently and have at all times been in material compliance with Environmental, Health, and Safety Requirements, and are in possession of, and in material compliance with, all permits, authorizations and consents, or applications therefor, required pursuant to all applicable Environmental, Health and Safety Requirements.

            (ii) KCI and its Subsidiaries have not received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to

KCI or its Subsidiaries or their facilities arising under Environmental, Health, and Safety Requirements.

            (iii) This ss.4(r) contains the sole and exclusive representations and warranties of the Seller with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

            (iv) None of KCI and its Subsidiaries, nor to the Knowledge of the KCI Sellers, any other Person has caused or taken any action that will result in, and none of KCI and its Subsidiaries is subject to, any material liability or obligation relating to (x) the environmental conditions on, under, or about the properties or assets currently or formerly owned, leased, operated or used by KCI and its Subsidiaries or any predecessor in interest or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, or Release of any Hazardous Materials.

            (v) No Environmental Claims have been asserted against any of KCI and its Subsidiaries, or, to the Knowledge of the KCI Sellers, any predecessor in interest, nor do the KCI Sellers have Knowledge of any threatened or pending Environmental Claim.

            (vi) None of KCI and its Subsidiaries has entered into any contractual or other obligation (including indemnification obligation) with any governmental authority or other Person pursuant to which any thereof assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to a Release or threatened release of Hazardous Materials.

            (vii) KCI has provided to Buyer all environmental studies, reports, investigations, and notices of violations in its or its Subsidiaries' or its or their representative's possession, custody or control relating to properties or assets currently or formerly owned, leased, operated or used by any of KCI and its Subsidiaries.

            (s) Employees. To the Knowledge of KCI Sellers, no executive, key employee, or significant group of employees plans to terminate employment with any of KCI and its Subsidiaries during the next 12 months. None of KCI and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of KCI and its Subsidiaries has committed any material unfair labor practice. None of the KCI Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of KCI and its Subsidiaries. None of KCI and its Subsidiaries has any employees based outside the United States.

            (t) Disclaimer of other Representations and Warranties. Except as expressly set forth in ss.3 and this ss.4, the KCI Sellers make no representation or warranty, express or implied, at law or in equity, in respect of any of KCI and its Subsidiaries or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

            (u) Certain Business Relationships. None of KCI and its Subsidiaries has been involved in any material business arrangement or relationship with any of the KCI Sellers or SG or their respective Affiliates (other than KCI and Keyhold and their respective Subsidiaries) within the past 12 months, and none of the KCI Sellers and SG and their respective Affiliates (other than KCI and Keyhold and their respective Subsidiaries) owns any material asset, tangible or intangible, which is used in the business of any of KCI and its Subsidiaries.

            (v) Insurance. ss.4(v) of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the KCI and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

            (i) the name, address, and telephone number of the agent;

            (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (iii)  the policy number and the period of coverage;

            (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither any of KCI and its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

             (b) Notices and Consents. The KCI Sellers will, and will cause KCI and its Subsidiaries to, give any notices to third parties and use commercially reasonable efforts to obtain any third party consents that the Buyers reasonably may request in connection with the matters referred to in ss.4(c) above. Each of the Parties (other than SG) will (and the KCI Sellers will cause each of KCI and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable commercial efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii), ss.3(b)(ii) and ss.4(c) above.

            (c) Operation of Business. The KCI Sellers will not cause or permit any of KCI and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the KCI Sellers will not cause or permit any of KCI and its Subsidiaries to accelerate the collection of receivables or postpone the payment of liabilities or the making of capital expenditures outside the Ordinary Course of Business, or to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than pursuant to ss.5(g)) or redeem, purchase, or otherwise acquire any of its capital stock otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.4(h) above. The KCI Sellers shall not cause or permit any of KCI and its Subsidiaries to (i) merge or consolidate with any other person or (except in the Ordinary Course of Business after notice to Buyer or except pursuant to pending Acquisition or Divestiture Contracts set forth on ss.4(n) of the Disclosure Schedule), acquire a material amount of assets of any other person or dispose of a material amount of assets of KCI or any of its Subsidiaries, (ii) enter into any contract not in the Ordinary Course of Business involving total consideration of $100,000 or more with a term longer than one year which is not terminable by KCI or any of its Subsidiaries without penalty upon no more than 30 days' prior notice; (iii) settle any material Tax audit or Tax proceeding, make or change any material Tax election or Tax accounting method or file amended Tax Returns unless required by law or such settlement results in a refund to KCI and in each case KCI notifies the Buyers at least five days prior to the date any such action is taken; or
(iv) incur any material indebtedness except in the Ordinary Course of Business pursuant to existing credit facilities or arrangements; or (v) make any payment (whether in cash or in property) to any Affiliate except pursuant to any agreement disclosed in ss.4(u) of the Disclosure Schedule.

            (d) Preservation of Business. The KCI Sellers will cause each of KCI and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

            (e) Full Access. Each of the KCI Sellers and SG will permit, the KCI Sellers will cause each of KCI and its Subsidiaries to permit and SG will cause Keyhold to permit, representatives of the Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of KCI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of KCI and its Subsidiaries and Keyhold, as applicable. Within 45 days after the end of each month and 60 days after the end of each fiscal quarter ending after February 29, 2000, KCI shall deliver to Buyers unaudited consolidated balance sheets and statements of income, changes of stockholders' equity and cash flow prepared in accordance with GAAP applied on a basis consistent with the Financial Statements.

            (f) Exclusivity. None of the KCI Sellers will (and the KCI Sellers will not cause or permit any of KCI and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of KCI and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the KCI Sellers will vote their KCI Shares in favor of any such acquisition whether structured as a merger, consolidation, or share exchange or otherwise.

            (g) Tax Distributions. On or prior to the Closing Date, KCI shall distribute to the KCI Sellers (i) their respective shares of all Permitted Quarterly Tax Distributions attributable to the taxable year ending on the Closing Date received by it from KCLLC and (ii) a note with a contingent principal amount equal to the excess, if any, of (A) the actual Tax Amounts as finally determined with respect to all the taxable periods ending on or before the Closing Date over (B) any Permitted Quarterly Tax Distributions or True Up Amounts theretofore distributed to the KCI Sellers.

            (h) Notice of Developments. The KCI Sellers will give prompt written notice to the Buyer of any material adverse development causing or reasonably likely to cause a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing or reasonably likely to cause a breach of any of his or its own representations and warranties in ss.3 and ss.3A above.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

            (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below).

            (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of KCI and its Subsidiaries, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

            (c) Transition. None of the KCI Sellers or SG will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of KCI and its Subsidiaries from maintaining the same business relationships with KCI and its Subsidiaries after the Closing as it maintained with KCI and its Subsidiaries prior to the Closing.

            (d) Tax Distributions. The KCI Sellers shall repay to KCI their respective shares of True Up Amounts attributable to periods ending on or before the Closing Date due to KCLLC under the Indenture. For all purposes of this Agreement, the determination of Permitted Quarterly Tax Distributions and True-Up Amounts shall be made on the same basis, including the same accounting and tax principles, as the basis on which such determinations were made prior to the date hereof.

      7.  Conditions to Obligation to Close.

            (a) Conditions to Obligation of the Buyers. The obligation of the Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(a),
            ss.3A and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) KCI and SG shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order,
            decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents;

                  (iv) KCI and SG each shall have delivered to the Buyers a
            certificate to the effect that each of the conditions applicable to each of them specified above in ss.7(a)(i)-(iii) is satisfied in all respects;

                  (v) the lenders under the Amended and Restated Credit and
            Guaranty Agreement, dated as of January 19, 1999, among KCLLC, as Borrower, certain of its Subsidiaries, as Guarantors, Certain Financial Institutions, as Lenders, and Societe Generale, as Agent, as amended as of January 26, 1999, August 31, 1999 and December 6, 1999, shall have consented to the transactions contemplated hereby and by the Ancillary Documents;

                  (vi) the Buyers shall have received from counsel to the KCI
            Sellers an opinion in form and substance reasonably satisfactory to Buyers, addressed to the Buyers, and dated as of the Closing Date;

                  (vii) the Buyers shall have received from counsel to SG an opinion in form and substance reasonably satisfactory to the Buyers, addressed to the Buyers, and dated as of the Closing Date;

                  (viii) Since the date of this Agreement, there shall not have occurred or be continuing any event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect;

                  (ix) The Buyer shall have received a certificate, reasonably satisfactory to the Buyer and in the form required by Section 1445 of the Code and the regulations thereunder, to the effect that each of KCI and Keyhold is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code;

                  (x)  the   Recapitalization  and  the  Exchange  shall  have
            been consummated in accordance with their respective terms;

                  (xi) the Share Purchase Agreement, dated August 12, 1999,
            among KCLLC, KCI, SG and Keyhold, the Shareholders Agreement, dated as of September 1, 1999, among KCLLC, KCI, certain of the KCI Sellers, SG and Keyhold, the Registration Rights Agreement, dated as of September 1, 1999, among KCLLC, KCI, SG and

            Keyhold, the Advance Consent Agreement, dated February 2, 2000, among KCLLC, KCI, SG and Keyhold and any rights of SG under the Amended and Restated Limited Liability Company Agreement of KCLLC, dated as of September 1, 1999, shall have been terminated;

                  (xii) the relevant parties shall have entered into the
            Shareholders Agreement substantially in the form of Exhibit C-1, the Registration Rights Agreement substantially in the form of Exhibit C-2 and the Escrow Agreement substantially in the form of Exhibit C-3;

                  (xiii) The designee of SG shall have resigned from, and two designees of the Buyers shall have been elected to, the Board of Directors of KCI, and one designee of the Buyers shall have been elected to the Finance Committee thereof;

                  (xiv) KCI shall have entered into the Advisory Agreement
            substantially in the form of Exhibit D-1 , Kelso & Company and Millbrook Capital Management, Inc. shall have entered into a letter agreement substantially in the form of Exhibit D-2, and KCI shall have paid to Kelso a fee in the amount of $3 million;

                  (xv) the Bylaws of KCI shall have been amended and restated in form reasonably satisfactory to the Buyers and Requisite Sellers as may be required to give effect to the Shareholders Agreement;

                  (xvi) Optionees holding at least 75% of the outstanding
            Options shall have agreed to become parties to the Shareholders Agreement and the Registration Rights Agreement and Optionees who are KCI Sellers shall have entered into Optionee Agreements substantially in the form of Exhibit E;

                  (xvii) SAR Holders holding at least 75% of the outstanding
            SARs shall have entered into SAR Agreements substantially in the form of Exhibit F after having received disclosure documents reasonably satisfactory to the Buyers and the Requisite Sellers;

                  (xviii) the Net Debt of KCI and its Subsidiaries as of April
            30, 2000 shall not have been more than $120,500,000, and Buyers shall have received a certificate signed by the Chief Financial Officer of KCI to such effect;

                  (xix) all shareholders agreements between any Optionee or
            shareholder of KCI on the one hand and KCI or its principal shareholder on the other hand shall have been terminated, except as the Buyer and the Requisite Sellers may otherwise agree; and

                  (xx) all actions to be taken by KCI, the KCI Sellers and SG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers.

The Buyers may waive any condition specified in this ss.7(a) if they execute a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of the KCI Sellers and SG. The obligation of the KCI Sellers and SG to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the  representations  and  warranties set forth inss.3(b)
            above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order,
            decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) the Buyers shall have delivered to the KCI Sellers and to
            SG a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects;

                  (v) The lenders under the Amended and Restated Credit and
            Guaranty Agreement, dated as of January 19, 1999, among KCLLC, as Borrower, certain of its Subsidiaries, as Guarantors, Certain Financial Institutions, as Lenders, and Societe Generale, as Agent, as amended as of January 26, 1999, August 31, 1999 and December 6, 1999, shall have consented to the transactions contemplated hereby and by the Ancillary Documents;

                  (vi) the KCI Sellers and SG shall have received from counsel to the Buyers an opinion in form and substance reasonably satisfactory to the KCI Sellers and SG, addressed to the KCI Sellers and SG and dated as of the Closing Date;

                  (vii) all actions to be taken by the Buyers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite KCI Sellers and SG.

The Requisite KCI Sellers and SG may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

      8.  Remedies for Breaches of This Agreement.

            (a)  Survival of Representations and Warranties.

            All of the representations and warranties of the KCI Sellers contained in ss.4 (other than ss.ss.4(b), (j), (q) and (r) above) shall survive the Closing hereunder and continue in full force and effect for a period of 18 months after the Closing. All of the representations and warranties contained in ss.4(r) shall survive the Closing hereunder and continue in full force and effect for a period of 5 years after the Closing. All of the representations and warranties contained in ss.ss.4(j) and (q) shall survive the Closing hereunder and continue in full force and effect thereafter until the 30th day after the expiration of the applicable statute of limitations. All of the representations and warranties of the Parties contained in ss.4(b), ss.3 and ss.3A above shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

            (b)  Indemnification Provisions for Benefit of the Buyers.

                  (i) (A) In the event any of the KCI Sellers breaches any of their representations, warranties, and covenants contained herein (other than the covenants in ss.2A(a) and the representations and warranties in ss.3(a), ss.4(b) or ss.4(j)), provided that the Buyers make a written claim for indemnification against the KCI Sellers pursuant to ss.10(h) below within any applicable survival period set forth in ss.8(a), then each of the KCI Sellers severally agrees to indemnify the Buyers from and against his or its Allocable Portion of any Adverse Consequences the Buyers shall suffer through and after the date of the claim for indemnification caused by the breach, and (B) each of the KCI Sellers severally agrees to indemnify the Buyers from and against his or its Allocable Portion of any Adverse Consequences the Buyers shall suffer through and after the date of any claim for indemnification caused by any of the pending or threatened litigations disclosed in ss.4(p) of the Disclosure Schedule or any of the matters identified in ss.4(r) of the Disclosure Schedule; provided, however, that the KCI Sellers shall not have any obligation to indemnify the Buyers from and against any Adverse Consequences described in clauses (A) or (B), above ("General Adverse Consequences"), until the Buyers have suffered General Adverse Consequences in excess of a deductible ("General Indemnity Deductible") equal to $2 million, after which point each of the KCI Sellers will be obligated to indemnify the Buyers from and against only its Allocable Portion of Adverse Consequences in excess of the $2 million aggregate General Indemnity Deductible until the total amount of General Adverse Consequences in excess of such $2 million exceeds $8 million minus any amounts paid by the KCI Sellers to the Buyers pursuant to ss.8(b)(iv) in excess of the Base Tax Indemnity (after which point the KCI Sellers will have no obligation to indemnify the Buyers from and against further General Adverse Consequences); provided, further, that nothing in this Agreement shall limit in any way any Party's remedies in respect of fraud; provided, further, that in each case in which a breach of any representation or warranty creates entitlement to indemnification under this ss.8, the amount of Adverse Consequences shall be determined without taking into account any qualification as to materiality or Material Adverse Effect contained in any such representation or warranty.

                  (ii) In the event any of the KCI Sellers breaches any of his or its covenants in ss.2A(a) above or any of his or its representations and warranties in ss.3(a) or ss.4(b) above, and provided that the Buyers make a written claim for indemnification against the KCI Seller pursuant to ss.10(h) below within the survival period set forth in ss.8(a) above, then the KCI Seller agrees to indemnify the Buyers from and against (A) the entirety of any Adverse Consequences the Buyers shall suffer through and after the date of the claim for indemnification in the case of breaches of any of his or its covenants in ss.2A(a) above or any of his or its representations and warranties in ss.3(a) above and (B) his or its Allocable Share of Adverse Consequences the Buyers shall suffer through and after the date of the claim for indemnification in the case of breaches of any of his or its representations and warranties in ss.4(b) above.

                  (iii) In the event SG breaches any of its covenants in
            ss.2A(a) above or any of its covenants, representations and warranties in ss.3A above, and provided that the Buyers make a written claim for indemnification against SG pursuant to ss.10(h) below within the survival period set forth in ss.8(a) above, then SG agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers shall suffer through and after the date of the claim for indemnification.

                  (iv) Provided that the Buyers make a written claim for
            indemnification pursuant to ss.10(h) below by the 30th day after the expiration of the applicable statute of limitations, then each of the KCI Sellers severally agrees to indemnify the Buyers from and against his or its Allocable Share of the entirety of any Adverse Consequences ("Tax Adverse Consequences") the Buyers may suffer arising out of or resulting from (A) any breaches of the representations and warranties in ss.4(j) above, (B) any liability of KCI or any of its Subsidiaries for Taxes (including the Taxes of any other person) with respect to any taxable period (or portion thereof) ending on or before the Closing Date and (C) any liability Keyhold incurs for penalties and interest arising out of the failure to duly and timely pay any Taxes or file any Tax Returns required to have been paid or filed on or before the Closing Date, except for penalties and interest attributable to a breach by SG of any covenant, representation or warranty in ss.3A; provided, however, that after the KCI Sellers have indemnified the Buyers from and against $3.5 million ("Base Tax Indemnity") of Tax Adverse Consequences, each of the KCI Sellers will be obligated to indemnify the Buyers from and against only its Allocable Portion of Tax Adverse Consequences in excess of the $3.5 million Base Tax Indemnity until the total amount of Tax Adverse Consequences in excess of such $3.5 million exceeds $8 million minus any amounts paid by the KCI Sellers to the Buyers pursuant to ss.8(b)(i) (after which point the KCI Sellers will have no obligation to indemnify the Buyers pursuant to this ss.8(b)(iv)).

            (c) Indemnification Provisions for Benefit of the KCI Sellers and SG. In the event either of the Buyers breaches any of its representations, warranties, and covenants contained herein, provided that any of the KCI Sellers and SG makes a written claim for indemnification against the Buyers pursuant to ss.10(h) below within such survival period set forth above, then the Buyers jointly and severally agree to indemnify each of the KCI Sellers and SG from and against the entirety of any Adverse Consequences the KCI Sellers and SG shall suffer through and after the date of the claim for indemnification.

            (d)  Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

            (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

            (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim, provided, however, that (A) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnified Parties, (B) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

            (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for insurance coverage in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

            (f)  Exclusive Remedy; Valuation of Collateral.

      (i) The Buyers, the KCI Sellers and SG acknowledge and agree that after the Closing the foregoing indemnification provisions in this ss.8 shall be the exclusive remedy of the Buyers, the KCI Sellers and SG with respect to KCI, its Subsidiaries, Keyhold and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Buyers, the KCI Sellers and SG hereby waive any statutory, equitable, or common law rights or remedies relating to any environmental matters against each other, including without limitation any such matters arising under any Environmental, Health, and Safety Requirements and including without limitation any arising under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). Each of the KCI Sellers hereby agrees that he or it will not make any claim for indemnification against any of KCI and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyers against such KCI Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise). Subject to consummation of the transactions contemplated by this Agreement, SG hereby waives any claims it may have against KCI or any of its Subsidiaries and acknowledges that the payments to be received by SG pursuant to this Agreement shall be in full satisfaction of any such claims.

      (ii) The sole recourse of the Buyers in respect of the obligations of the KCI Sellers under ss.8(b)(i) shall be to the KCI Common Shares (or the proceeds from the sale thereof or securities received in exchange therefor; for purposes of the following provisions of this ss.8(f)(ii), the term "KCI Common Shares" means KCI Common Shares or such other securities, as the case may be) held under the Escrow Agreement during the term of the Escrow Agreement, and thereafter to KCI Common Shares held by the KCI Sellers, provided, that each KCI Seller shall have the right to cause such indemnification obligations to be satisfied either by (x) the transfer to Buyers of KCI Common Shares having a value (determined as provided below) equal to the amount of the indemnification obligation, or (y) the payment of cash. Until December 31, 2000 the value of such KCI Common Shares shall be deemed to be equal to the Purchase Price. Thereafter, the value of such KCI Common Shares shall be the fair market value of such KCI Common Shares. The fair market value of the KCI Shares shall be determined by agreement between the Buyers and the Requisite KCI Sellers, or if they cannot agree within 10 days after the need for agreement has arisen, by appraisal conducted in accordance with ss.8(f)(iii).

      (iii) If the value of the KCI Common Shares to be transferred in satisfaction of the KCI Sellers' indemnification obligation is to be determined by appraisal, then the fair market value of the KCI Shares shall be determined in accordance with Section 4.2(a) and (b) of the Shareholders Agreement, provided, that at the election of the Requisite KCI Sellers, fair market value shall not be so determined, and Buyers and the Requisite KCI Sellers shall mutually agree on the selection of an investment banking firm to determine the fair market value of such KCI Common Shares. If they are unable to agree on the selection of an investment banking firm, then such firm shall be selected, at the request of either the Requisite KCI Sellers or the Buyers, by the President of the American Arbitration Association. The investment banking firm shall determine the fair market value of the KCI Common Shares by (x) determining the fair market value of the entire equity interests (common and preferred) in KCI and its Subsidiaries, taken as a whole, using customary enterprise valuation methodologies, (y) assuming that the KCI Preferred Shares have been converted in accordance with their terms; and (z) ignoring liquidity, minority and other discounts. The fees and expenses of the investment banking firm shall be paid one-half by the KCI Sellers and one-half by KCI.

      9.  Termination.

            (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i)  the  Buyers  and  the   Requisite   KCI   Sellers   may
            terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyers may terminate this Agreement by giving written notice to the Requisite KCI Sellers at any time prior to the Closing
            (A) in the event any of KCI, the KCI Sellers or SG has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyers have notified the Requisite KCI Sellers or SG, as applicable, of the breach, and the breach, if curable, has continued without cure for a period of 30 days after the notice of breach, (B) if the condition set forth in ss.7(a)(v) shall not have been satisfied on or before May 19, 2000 and the Buyers have given notice of termination within four weeks thereafter, or (C) if the Closing shall not have occurred on or before September 30, 2000 by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyers themselves breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Requisite KCI Sellers, or pursuant to clause (C), below SG, may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing (A) in the event the Buyers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Requisite KCI Sellers have notified the Buyers of the breach, and the breach, if curable, has continued without cure for a period of 30 days after the notice of breach or (B) if the condition set forth in ss.7(b)(v) shall not have been satisfied on or before May 19, 2000 and the Requisite Sellers have given notice of termination within four weeks thereafter, or (C) if the Closing shall not have occurred on or before September 30, 2000 by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from any of KCI, the KCI Sellers or SG themselves breaching any representation, warranty, or covenant contained in this Agreement).

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

      10.  Miscellaneous.

            (a) (i) The covenants of each of the KCI Sellers in ss.2A(a) above concerning the sale of his or its KCI Preferred Shares to the Buyers and the representations and warranties of each of the KCI Sellers in ss.3(a) above concerning the transaction are several obligations. This means that the particular KCI Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in ss.8 above for any Adverse Consequences the Buyers may suffer as a result of any breach thereof.

                  (ii) The remainder of the representations, warranties, and covenants of the KCI Sellers in this Agreement are joint obligations of the KCI Sellers. This means that each KCI Seller will be responsible to the extent provided in ss.8 above for his or its Allocable Portion of any Adverse Consequences the Buyers may suffer as a result of any breach thereof.

            (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyers and the Requisite KCI Sellers and, if SG or any of its Affiliates is referred to in such press release, SG; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

            (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement by or among the KCI Sellers and SG, on the one hand, and Buyers, on the other hand, with respect to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or among the KCI Sellers and SG, on the one hand, and Buyers, on the other hand, written or oral, to the extent they have related in any way to the subject matter hereof. The Confidentiality Agreement, executed on behalf of KCI on January 14, 2000, between KCI and Buyers shall remain in full force and effect, provided that the transactions contemplated hereby and by the Ancillary Documents shall not be deemed to violate any provision thereof.

            (e) Effectiveness, Succession and Assignment. This Agreement shall become effective when signed by the Buyers, SG and KCI Sellers holding at least 90% of the KCI Common Shares outstanding on the date hereof. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Requisite KCI Sellers. Notwithstanding the preceding sentence, Buyers may assign their rights and obligations in respect of up to 10% KCI Preferred Shares to individuals affiliated with or designated by Kelso & Company, provided that such assignment shall not relieve Buyers of their obligations hereunder, and provided further that any rights or remedies shall be exercised only in accordance with the vote or consent of holders of a majority of the KCI Preferred Shares purchased hereunder.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to the KCI Sellers:
            Key Components, Inc.

            200 White Plains Road
            Tarrytown, New York 10591
            Attn:  Alan L. Rivera
            Fax: (914) 332-1441


            Copy to:
            RubinBaum, LLP
            30 Rockefeller Plaza
            New York, New York 10112
            Attn:  Michael J. Emont
            Fax:  (212) 698-7825

            If to SG:
            SGC Partners II LLC
            c/o SG Capital Partners LLC
            15th Floor
            1221 Avenue of the Americas
            New York, New York 10021
            Attn:  Christopher M. Neenan
            Fax:  (212) 278-5454


            Copy to:
            Covington & Burling
            1330 Avenue of the Americas
            New York, New York 10019
            Attn:  Scott F. Smith
            Fax: (212) 841-1010

            If to the Buyers:

            Kelso Investment Associates VI, L.P.
            KEP VI, LLC
            c/o Kelso & Company
            24th Floor
            320 Park Avenue
            New York, New York 10022
            Attn: James J. Connors, II, Esq.
            Fax: (212) 751-3939

            Copy to:

            Debevoise & Plimpton
            875 Third Avenue
            New York, New York 10022
            Attn:  Margaret Andrews Davenport

            Fax: (212 909-6836


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers, the Requisite KCI Sellers and SG, except that any amendment that only affects the rights and obligations of the Buyers and the KCI Sellers shall be valid if in writing and signed by the Buyers and the Requisite KCI Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (l) Expenses. Each of the Buyers, SG, KCI, and KCI's Subsidiaries will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that if the Closing occurs, then KCLLC will bear all of the Buyers' costs and expenses (including all of their legal fees and expenses). KCLLC will bear all of the KCI Sellers' costs and expenses (including all of their legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (other than any income Tax on any gain resulting from the sale of KCI Shares hereunder and any transfer, stamp or similar Taxes imposed in connection with the transfer of the KCI Shares under this Agreement, which shall be borne in each case by the KCI Sellers.)

            (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

            (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

              [The remainder of this page is intentionally blank.]

             [signature pages to Recapitalization Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                           KEY COMPONENTS, INC.


                           By:
                              -------------------------
                              Name:
                              Title:

                           KELSO INVESTMENT ASSOCIATES VI, L.P.


                              By: Kelso GP VI, LLC
                                 Its General Partner

                                 By:
                                    ---------------------------
                                       Managing Member


                           KEP VI, LLC


                           By:
                              -------------------------
                                 Managing Member


                           SGC Partners II LLC

                           By:
                              -------------------------
                              Name:
                              Title:


                           -----------------------------
                           John S. Dyson


                           Charles S. Dyson 1976 Trust

                           By:
                              -------------------------
                               John S. Dyson, Trustee



and By:
        -------------------------

     Clay B. Lifflander, Trustee

Charles S. Dyson 1968 Trust

By:
   -------------------------
    John S. Dyson, Trustee


and By:
       -------------------------
       Clay B. Lifflander, Trustee


Margaret Dyson 1968 Trust

By:
   -------------------------
   John S. Dyson, Trustee


and By:
       -------------------------
       Clay B. Lifflander, Trustee


-----------------------------
Clay B. Lifflander


-------------------------------
Clay B. Lifflander,
custodian for Olivia Lee Lifflander
under the New York U/G/M/A


-------------------------------
Clay B. Lifflander,
custodian for Hudson Bennet Lifflander
under the New York U/G/M/A


-------------------------------
Alan L. Rivera


-------------------------------
Frank Ahlbin



-------------------------------

August Boucher


-------------------------------
David H. Bova


-------------------------------
Michael Colecchi


-------------------------------
John Ekegren


-------------------------------
Robert B. Kay


-------------------------------
Jerome J. Lande


-------------------------------
Keith A. McGowan


-------------------------------
J. Marty O'Donohue


-------------------------------
George Scherer


Cornell University

By:
   ----------------------------


Middlesex School

By:
   ----------------------------


Hudson River Museum of Westchester

By:
   ----------------------------

Dances Patrelle Inc.

By:
   ----------------------------

                                   Schedule A

   The number of KCI Shares to be purchased and sold pursuant to this Recapitalization Agreement shall be determined in accordance with the following procedure. The Tables referred to below that are attached hereto set forth a numerical example assuming all SAR Holders elect a 50% Rollover and all Optionees who are potential KCI Sellers become parties to this Agreement. Two business days before the Closing KCI will deliver to the Buyers, and KCI and the Buyers will work together to finalize, a revised Schedule A reflecting the number of SARs which will be cashed out at Closing and the number of KCI Common Shares that each SAR Holder has elected to purchase and the Optionees who actually became parties to this Agreement.

   On the Closing Date:

   Step 1: Determine the number of KCI Common Shares to be purchased by SAR Holders pursuant to the election set forth in ss.2(h)(ii) and the related net cash outflow.

   Table 1 sets forth for each SAR Holder that elected ("Electing SAR Holder") to surrender his SARs and roll over a portion of his estimated after-tax proceeds (a) the number of SARs; (b) the strike price; (c) the aggregate excess of the Purchase Price (prior to adjustment) over the strike price ("SAR Spread"); (d) the related agreed-upon withholding tax obligation (45% of the SAR Spread) ("SAR Withholding Taxes"); (e) the amount ("Rollover") equal to the elected percentage (i.e., 50% or 75%) of 55% of the SAR Spread; (f) the largest whole number of KCI Common Shares purchasable with the Rollover (i.e., the quotient, rounded down, of the Rollover divided by $114.82 ("SAR Shares"); (g) the remainder ("Remainder") from column (f); (h) the net cash payable to each Electing SAR Holder (the SAR Spread minus SAR Withholding Taxes, minus the Rollover and plus the Remainder (the "Net SAR Payment"); and (i) Net SAR Outflow (Net SAR Payment plus SAR Withholding Taxes).

   Step 2: Determine the cash proceeds to KCI upon the exercise of the Options pursuant to ss.2(h)(i) and the related net cash outflow.

   Table 2 sets forth for each Optionee (a) the number of Options to be exercised if such Optionee becomes a party to this Agreement (reference ss.2(h)(i) of the Agreement); (b) the exercise price ("Exercise Price"); (c) the amount includible in his gross income upon exercise ("Option Spread"); and (d) the related agreed-upon withholding tax obligation of KCI (45% of the Option Spread) ("Option Withholding Taxes"). The aggregate Exercise Prices for all Optionees is referred to as the "Net Option Inflow."

   Step 3: Determine the difference between the Net SAR Outflow and the Net Option Inflow ("Total Cash Shortfall" or "Total Cash Surplus", as the case may be).

   Step 4: Determine the number of KCI Preferred Shares to be purchased from each of the Parties other than the Buyers.

   The total number of KCI Preferred Shares to be purchased by Buyers at the Closing is 918,065.24 (the "Closing Date Tranche"). The Closing Date Tranche is allocated as follows:

   First, the Buyers will purchase from KCI the number of KCI Preferred Shares equal to the quotient, rounded up, of the Total Cash Shortfall divided by $114.82 (reference to ss.2A(a)(iii) of the Agreement).

   Second, the Buyers will purchase 137,931 KCI Preferred Shares from SG. Third, the Buyers will purchase up to 20,533 KCI Preferred Shares from the
Optionees.

   Fourth, the Buyers will purchase the remainder ("KCI Sellers Aggregate Allocation") of the Closing Date Tranche from the KCI Sellers in the amounts set forth in Table 3, below.

   Table 3 sets forth (a) the number of KCI Shares owned ("Number of Shares Owned") by each KCI Seller (other than pursuant to exercise of Options pursuant to ss.2(h)(i)); (b) for each KCI Seller ("Management Sellers") except Cornell University and Middlesex School (collectively, the "Dyson Charitable Donees"), Hudson River Museum of Westchester and Dances Patrelle Inc. (collectively, the "Lifflander Charitable Donees"), Charles S. Dyson 1976 Trust, Charles S. Dyson 1968 Trust, Margaret Dyson 1968 Trust (collectively, the "Dyson Trusts"), John Dyson, Clay Lifflander, Clay L. Lifflander, custodian for Olivia Lee Lifflander under New York U/G/M/A, Clay B. Lifflander, custodian for Hudson Bennett Lifflander under New York U/G/M/A, Alan L. Rivera and David H. Bova, 50% of the Number of Shares Owned; (c) for John Dyson, each of the Dyson Trusts and Clay B. Lifflander, Clay B. Lifflander, custodian for Olivia Lee Lifflander under New York U/G/M/A, Clay B. Lifflander, custodian for Hudson Bennett Lifflander under New York U/G/M/A, Alan L. Rivera and David H. Bova (collectively, the "Capital Sellers"), the ratio ("Capital Sellers Ratio") of the Number of Shares Owned by each (for this purpose John Dyson is deemed to own the KCI Shares owned by the Dyson Charitable Donees and Clay B. Lifflander is deemed to own the KCI Shares owned by the Lifflander Charitable Donees) to the aggregate Number of Shares Owned by all of the Capital Sellers; and (d) the Shares To Be Sold, which shall equal (i) for each of the KCI Management Sellers, the amount in column (b); (ii) for each of the Capital Sellers, the product of his or its Capital Sellers Ratio multiplied by the excess of the Closing Date Tranche over the total number of shares allocated under subdivisions First, Second and Third of this Step 4 and the immediately preceding clause (i), except that for John Dyson and Clay Lifflander such product shall be reduced by the Number of Shares Owned by the Dyson Charitable Donees and the Lifflander Charitable Donees, respectively; and
(iii) for each of the Dyson Charitable Donees and the Lifflander Charitable Donees, the Number of Shares Owned. Each of the KCI Sellers will exchange his or its Shares to be Sold for an equal number of KCI Preferred Shares in the Recapitalization (reference to ss.2A(a)(i) of the Agreement).

   Table 4 sets forth the Allocable Share of each KCI Seller. John Dyson shall bear the Allocable Portion of the Dyson Charitable Donees and Clay B. Lifflander will bear the Allocable Portion of the Lifflander Charitable Donees.